Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

October 5, 2021

The Board of Directors

Field Trip Health Ltd.

We, DeVisser Gray LLP, consent to the use of our reports, dated April 27, 2020, April 24, 2019 and April 20, 2018 with respect to the consolidated financial statements of Field Trip Health Ltd. for the years ended December 31, 2019, December 31, 2018 and December 31, 2017, incorporated by reference in this Registration Statement on Form S-8.

/s/ DeVisser Gray LLP
DeVisser Gray LLP
Chartered Professional Accountants, Licensed Public Accountants
Vancouver, Canada